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                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Cash Account Trust

We have audited the accompanying statement of assets and liabilities, including the portfolios of investments, of the Money Market, Government Securities and Tax-Exempt Portfolios, comprising Cash Account Trust, as of April 30, 1997, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1991. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of April 30, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Portfolios comprising Cash Account Trust at April 30, 1997, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods referred to above, in conformity with generally accepted accounting principles.


                                                ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


Chicago, Illinois
June 13, 1997
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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated June 13, 1997 in the Registration Statement of Cash Account Trust on Form N-1A and its incorporation by reference in the related Prospectus filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (File 33-32476) and in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5970).




                                                        ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP


Chicago, Illinois
July 21, 1997